Exhibit 10.26


                                                    License Agreement 00TX-30407

                                LICENSE AGREEMENT
                                     between
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                            acting by and through the
                         BONNEVILLE POWER ADMINISTRATION
                                       and
                            ELECTRIC LIGHTWAVE, INC.
Index to Sections
-------------------------------------------------------------------------------
Section                                                                    Page
 1   Definitions..............................................................2
 2   Termination and Replacement of Existing Agreements.......................3
 3   Term.....................................................................4
 4   Exhibits.................................................................4
 5   Amendment of Agreement...................................................4
 6   Ownership................................................................4
 7   License..................................................................5
 8   License Fee and Payments for Maintenance and Restoration of ELI Fiber....5
 9   Maintenance, Repair, and Restoration of the Cable........................6
10   Regeneration Huts........................................................9
11   Rights and Obligations Concerning the Cable.............................10
12   Modification of the Cable...............................................11
13   Representations and Warranties..........................................12
14   Audit Procedures........................................................14
15   Insurance...............................................................15
16   Default.................................................................17
17   Indemnification; Waiver of Damages......................................19
18   Dispute Resolution......................................................21
19   General.................................................................23

Exhibit A        (Route Description)
Exhibit B        (Fiber Specifications)
Exhibit C        (Detailed Restoration Plan)
Exhibit D        (Regeneration Site Lease Agreements)
Exhibit E        (Acceptance Testing Standards)

         This LICENSE AGREEMENT ("Agreement") is executed on May 15, 2000, by and between the UNITED STATES OF AMERICA , Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION ("Bonneville"), and Electric Lightwave, Inc. ("ELI"), a corporation organized and existing under the laws of the State of Delaware. Both Bonneville and ELI may be referred to herein individually as "Party" and collectively as "Parties."

1.       Definitions

         The following terms, when used in this Agreement, shall have the meanings set forth in this section:

         (a)      "Bonneville  Facilities"  means all  Bonneville-owned   and/or
                  leased structures, rights-of-way, buildings, land, access roads, and equipment along each Route, including improvements made thereto by Bonneville during the term of this Agreement.

         (b) "Bonneville Fiber" means all optical fibers within the Cables except the Dark Fibers licensed to ELI by this Agreement and defined below as "ELI Fiber".

         (c) "Cable" means Bonneville owned fiber optic cable installed by Bonneville along each Route with the fiber count and of the type specified in Exhibit A.

         (d) "Cable Accessories" means the equipment necessary to support the attachment of the Cable to the Bonneville Facilities.

         (e) "Cable Restoration" means repairing and returning a damaged Cable back to service following an unscheduled outage.

         (f) "Cable Specifications" means the drawings and specifications regarding the hardware and materials incorporated into the project.

         (g) "Dark Fiber" means optical fiber, provided without electronic and/or optronic equipment, which is not "lit" or activated.

         (h)      "Detailed   Restoration   Plan"  means  the  specification  of
                  guidelines and procedures for notification regarding, and restoration of, damaged Cable along each Route as quickly and safely as possible. The Detailed Restoration Plan shall be a living document and changes/updates may occur in accordance with section 5 as deemed necessary.

         (i) "Effective Date" means the date this Agreement is executed by the Parties.

         (j) "ELI Fiber" means 1,646 route miles of Dark Fibers within the Cables located on the Routes owned by Bonneville and designated to be licensed to ELI pursuant to the terms and conditions of, and for the term of this Agreement and more particularly described as follows and in Exhibit A:

Route                                                      Cable Miles           Fiber Count          Fiber Miles
-----                                                      -----------           -----------          -----------
Keeler-Covington (Portland-Seattle)                             192                    56               10,752
Ross-Bell (Portland-Spokane)                                    548                     8                4,384
Bell-Covington (Spokane-Seattle)                                268                    14                3,752
Keeler-Alvey (Portland-Eugene)                                  140                    10                1,400
Ross-Malin (Portland-Malin)                                     384                    56               21,504
Alvey-Bandon (Eugene-Bandon)                                    114                     6                  684
                                                              -----                   ---               ------
Totals                                                        1,646                   N/A               42,476

         (k) "Fiber Specifications" means the performance attributes of the fiber within the Cable as described in Exhibit B.

         (l)      "Guaranteed  Payments"  shall  have the  meaning  set forth in section 2 of the Guaranty.

         (m) "Guaranty" means the Guaranty by Citizens Utilities Company for the benefit of Bonneville dated as of May 15, 2000.

         (n) "Hazardous Material" means any material determined to be hazardous to health or the environment by virtue of being: (a) a hazardous waste as defined by the Resource Conservation and Recovery Act; (b) a hazardous substance as defined by the Comprehensive Environment, Compensation, and Liability Act;
                  (c) a substance regulated under the Toxic Substances Control Act; (d) a substance regulated under the Federal Insecticide, Fungicide, and Rodenticide Act; or (e) applicable state environmental statutes. References to statutes include any amendments thereto and any regulations promulgated thereunder. The foregoing statutory references shall be revised as necessary to include statutes enacted subsequent to the Effective Date, that impose new environmental or mitigation obligations with regard to any Route.

         (o) "Interest Rate" means 1.25 percent per month to be compounded monthly for each month, or portion thereof, during which interest accrues.

         (p) "License" means the right to access and the exclusive right to use, resell, sublicense and/or exchange the full electromagnetic capacity of designated Dark Fibers for the purpose of providing any and all "lit" and "unlit" communication services without limitation, but not to own, construct, possess, maintain, or repair such Dark Fibers. "License" does not include any right or interest of any kind in any conductor, tower, substation, or equipment used for transmission of electric energy. When used as a verb, "License" means the act of granting a License defined in the foregoing sentence.

         (q) "Regeneration Hut" means each building along each Route that houses the terminal and regeneration equipment necessary to regenerate the signals transmitted over optical fibers, including any optronics or electronics required to make use of such fibers. "ELI Regeneration Huts," installed by ELI for regenerating signals on ELI Fibers, shall include the conduit and optical-fiber cable from each regeneration hut up to the nearest Splice Box on the Cable Route and/or the nearest BPA substation fence, as determined by BPA. "BPA Regeneration Huts" are any Regeneration Huts separately installed and operated by BPA for regenerating the signals on BPA Fibers.

         (r) "Route" means the Cable on each of the paths described in Exhibit A.

2.       Termination and Replacement of Existing Agreements
         License Agreement Nos. 97TX-10072, dated July 18, 1997, 97TX-10080, dated January 8, 1998, and 98TX-10143, dated March 20, 1998, are terminated as of the Effective Date, and replaced in their entirety by this Agreement, except as specified in section 2 of the Settlement Agreement between the Parties executed on the Effective Date and to which this Agreement is attached as Exhibit A.

3.       Term
         (a) This Agreement shall be effective at 2400 hours on the Effective Date and shall continue in effect for a period of twenty (20) years or unless sooner terminated in accordance with its express provisions.

         (b) The term of this Agreement may be extended only by mutual agreement in writing executed by authorized representatives of both Parties. Conditioned upon the faithful performance of this Agreement, the Parties agree to commence, immediately after the 17th anniversary date of this Agreement, good faith negotiations about possible terms and conditions, including License fees and other payments, for extension of this Agreement beyond the termination date for all or some portion of the fibers Licensed herein with due regard for unusual circumstances and Bonneville's actual and projected operational need for the fiber at that time. The provisions of this section 3(b) are not intended to limit any Party's discretion to determine what is in its interest and to approve or deny any requested extension.

         (c) All obligations incurred under this Agreement by either Party and outstanding at the time of expiration or termination of this Agreement shall survive until satisfied.

4.       Exhibits
         Exhibit A (Route Description), Exhibit B (Fiber Specifications), Exhibit C (Detailed Restoration Plans), Exhibit D (Regeneration Site Lease Agreement ) and Exhibit E (Acceptance Testing Standards) are attached hereto and made a part of this Agreement.

5.       Amendment of Agreement
         This Agreement may be amended or modified only by written agreement executed by authorized representatives of both Parties. Amendment or modification of sections 8(a), 8(b) and/or section 16(b)(4) of this Agreement shall require the written consent of Citizens Utilities Company. No course of performance or dealing nor any waiver or delay in the enforcement of any rights granted hereunder shall operate to amend or modify this Agreement.

6.       Ownership
         (a) The Cable, including the ELI Fiber, the Bonneville Facilities and any Bonneville Regeneration Huts shall be owned by Bonneville.

         (b) The ELI Regeneration Huts and the contents thereof shall be owned and controlled by ELI throughout the term of this Agreement. To the extent that any ELI property or equipment is determined to be fixtures of Bonneville's real property at the expiration or termination of this Agreement, Bonneville may elect to receive title to and ownership of such fixtures, at no cost to Bonneville, or Bonneville may direct ELI to remove the fixtures and reasonably restore the property to its pre-fixture condition, at ELI's expense. Notwithstanding the foregoing sentence, ELI shall have the right to remove, at its expense, all ELI prefabricated Regeneration Huts from Bonneville property at the expiration or termination of this Agreement.

7.       License
         (a) Grant. Bonneville hereby grants to ELI a License to the ELI Fibers throughout the term of this Agreement, subject to all the terms and conditions set forth in this Agreement.

         (b)      No Property Interest.  Except with regard to the provisions of section 6(b) regarding ELI Regeneration Huts, this Agreement shall not confer upon ELI any ownership or possessory interest in any Route or other property owned by Bonneville, and ELI agrees that it shall never make any claim of such interest based upon this Agreement.

         (c) Exclusivity As To ELI Fibers. The License hereby granted shall be exclusive as to the ELI Fiber. Bonneville shall have the right to use all Bonneville Fibers and Bonneville Facilities, or any portion thereof, and to enter upon each Route to access the Cable at points outside any fence surrounding ELI's Regeneration Huts for any and all purposes consistent with this Agreement. Such use and access by Bonneville shall be undertaken so as to minimize any interference with the rights granted ELI by this Agreement. Bonneville shall provide notice to ELI of such access as early as possible under the circumstances. Bonneville expressly reserves the right to grant Licenses to third parties regarding Bonneville Fiber; provided, however, that this Agreement is not intended to create any obligations on the part of ELI with regard to any such third parties.

         (d) Additional Fiber. During the term of this Agreement, Bonneville will entertain proposals from ELI to license additional Dark Fiber on the Routes herein or other existing or future fiber-optic cable routes owned by Bonneville if such fiber is available for commercial license. Bonneville will respond to any such proposal within ten (10) business days after receipt of such proposal with an acceptance, rejection or counter-proposal.

8.       License Fee and Payments for  Maintenance and Restoration of ELI Fiber

         (a) ELI shall pay to Bonneville, no later than the execution of this Agreement and annually thereafter upon the anniversary date of this Agreement, the sum of [*] as a License fee.

         (b)      Annual Maintenance Payment

                  (1) ELI shall pay to Bonneville an "Annual Maintenance Payment" of [*] per route mile for the 1,646 Cable miles shown on the table in section 1(j). The first such payment shall be made on the Effective Date of this Agreement. All subsequent Annual Maintenance Payments shall be payable each year on the anniversary date of the Effective Date.

* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                  (2) Commencing with the first anniversary of the Effective Date and continuing thereafter on each anniversary date, the Annual Maintenance Payment shall be adjusted annually by the amount of any increase or decrease in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items, published by the United States Department of
                           Labor, Bureau of Labor Statistics (1982-84=100) ("Index") for the preceding twelve (12) months. If the Index is discontinued or revised, the Parties shall select a mutually agreeable replacement, published by a reputable third party. In the event of impasse, the issue shall be referred to arbitration, in accordance with section 18, for the limited and specific purpose of determining the replacement index that best replicates the Index, as it was in effect on the Effective Date.

         (c)      For each Bonneville  Fiscal Year (October 1 through  September
                  30), ELI shall reimburse Bonneville its pro-rata share (based on ELI Fiber count compared to the total fiber count of the Cable) for Cable Restoration costs pertaining to each Route actually incurred by Bonneville during the preceding Fiscal Year (pro rated for partial years under this Agreement). Bonneville shall invoice ELI for such reimbursement amount on or about December 31 of each year, commencing in 2000. ELI shall reimburse Bonneville no later than January 30 of the following year.

         (d) ELI shall pay all amounts due to Bonneville by wire or ACH transfer, using procedures regularly established and made known to ELI by Bonneville's Financial Services Group. ELI may pay its bill by mail; provided, however, that all checks must be received allowing sufficient time for funds to be credited to Bonneville's account by the due date. ELI shall include the Bonneville contract number in the description field of each transfer, check, or other payment instrument. If ELI is paying by mail, payments shall be mailed to:

                  Bonneville Power Administration
                  P.O. Box 6040
                  Portland, OR 97228-6040

         (e) Late Payment. Payments not received by Bonneville when due shall bear interest at the Interest Rate from the date payment was due until the date payment is made to Bonneville. Nothing in this section 8(e) shall be deemed to limit the rights of Bonneville in accordance with sections 16 and 18 hereof.

9.       Maintenance, Repair, and Restoration of the Cable

         (a)      Maintenance of the Cable.

                  (1) During the term of this Agreement, Bonneville shall be responsible for all maintenance of the Cable and the Cable Accessories along each Route. Bonneville shall maintain the Cable, the Cable Accessories and the Routes at all times in good working order and in a safe condition, in conformity with the License rights granted ELI by this Agreement, Cable Specifications, Prudent Utility Practice and all applicable laws and regulations.
                                      -6-

                  (2) ELI shall be responsible for maintenance of its property, including the Regeneration Huts along the Route.

         (b) Detailed Restoration Plan. Cable Restoration activities will be integral to ensuring successful implementation of this Agreement. Timely restoration is dependent upon the timely coordination and cooperation between Bonneville and ELI. The Parties acknowledge that Detailed Restoration Plans were prepared pursuant to the Agreements referenced in section 2 for all Routes except Keeler-Alvey and Alvey-Bandon. The existing Detailed Restoration Plans are incorporated as part of this Agreement as Exhibit C, until such times as they are modified pursuant to section 5. The Parties agree to cooperate in completing Detailed Restoration Plans covering the remaining Routes within thirty (30) days from the Effective Date. Upon completion, these remaining Detailed Restoration Plans shall also become part of this Agreement as Exhibit C.

          (c)     Restoration Priorities and General Requirements.

                  (1) Bonneville's obligation to maintain and repair the Cable and any activity incidental thereto shall be subordinate to, and shall not conflict with, Bonneville's rightful use and operation of its electric power transmission facilities. In the event both Bonneville's transmission facilities and the Cable require maintenance or repair, the restoration of the Cable shall be at all times subordinate to the timely restoration of Bonneville's transmission facilities, unless otherwise agreed to by Bonneville in advance. With regard to each Route, the restoration of Bonneville's telecommunications system and fibers for its internal use and restoration of any fibers Licensed to any other party by contract dated prior to the date specified in the following table shall take priority over restoration activities related to ELI Fiber. With regard to each Route, the restoration of the ELI Fiber shall take priority over restoration activities related to any fibers licensed to any other party in contracts subsequent to the date specified in the following table.

                           Route                                                     Date
                           -----                                                     ----
                           Keeler-Covington (Portland-Seattle)                        March 20, 1998
                           Ross-Bell (Portland-Spokane)                               March 20, 1998
                           Bell-Covington (Spokane-Seattle)                           March 20, 1998
                           Keeler-Alvey (Portland-Eugene)                              July 18, 1997
                           Ross-Malin (Portland-Malin)                               January 8, 1998
                           Alvey-Bandon (Eugene-Bandon)                              Effective Date
                                                                                     --------------

                  (2) Any and all Bonneville or ELI representatives that construct, install, repair, replace, or otherwise handle the Cable, Cable Accessories, ELI Fiber,
                           Bonneville Fiber, or any related materials and equipment shall be properly trained and equipped to meet all current industry standards. To the extent employees or agents of ELI will work near Bonneville transmission facilities, ELI shall utilize only representatives that have been properly trained and equipped to perform the work safely and competently in that environment. Costs of such training and equipment for ELI employees and agents shall be borne by ELI.

                  (3) ELI and Bonneville agree that a Bonneville representative shall and must be on site during all repair and restoration work to perform functions such as safety watch, protection of Bonneville's transmission facilities, or obtain line clearances. Bonneville shall make its best efforts to have a representative arrive at the site requiring an emergency maintenance activity pursuant to section 9(d)(1) of this Agreement. The Bonneville representative shall have the authority as to the workers of either Party on the site to stop work for reasons that involve potential health hazards, safety concerns or potential disruption to Bonneville's transmission system.

                  (4) The Party performing repairs and Cable Restoration shall use Prudent Utility Practice to complete their work in the most timely fashion, using the most cost effective restoration procedures and materials available, given the Cable Specifications, Fiber Specifications, and current industry standards, and given Bonneville's electric transmission responsibilities.

         (d)      Restoration of the Cable.

                  (1) Bonneville shall immediately, upon notification from ELI, of a confirmed cable related interruption in service, failure, disrepair, impairment or other need for repair or restoration of the ELI Fiber, begin to mobilize Bonneville crews and make its continuous best effort to achieve such necessary repair or restoration, including making its best effort to have maintenance personnel at the affected site within four (4) hours after receipt of such notice, provided, however, that in the event any of ELI rights are interrupted by events described in section 19(a), repairs and restoration shall be made as expeditiously as possible. ELI recognizes that the four (4) hour response time represents optimal conditions, and may be impossible to achieve particularly when responding to certain remote locations and including, but not limited to, events of Force Majeure. Actual response times will be influenced by factors such as the terrain, weather conditions present at the time the request is made, and the actual mileage from Bonneville's dispatch station to the fault site.

                  (2) Whenever, in accordance with this Agreement, Bonneville is required to use its best efforts, it shall be deemed to have done so if it acts consistent with Prudent Utility Practice. Prudent Utility Practice shall mean the practice that would be employed under comparable circumstances by a prudent owner and operator in the utility business in accordance with good industry practices, and specifically accounting for existing contract provisions for Bonneville's hourly employees ("Collective Agreement between BPA and Columbia Power Trades Council"), and response times that do not jeopardize the health and safety of Bonneville employees, agents of Bonneville, ELI employees or agents of ELI.

                  (3) The Detailed Restoration Plan shall set forth the roles and responsibilities of the respective Parties, and shall address issues regarding logistical considerations, response interval factors, communication between the Parties, sequential activity requirements, and other related items which would impact response time and restoration intervals. The aforementioned issues will be taken into consideration in the determination of whether Bonneville has used its best efforts in such restoration or repair activities.

                  (4) If Bonneville is unable to begin to provide restoration within the agreed-upon timeframe pursuant to section 9(d)(1), Bonneville shall provide ELI or ELI's Bonneville-approved subcontractor access to the Cable, pursuant to the Detailed Restoration Plan, after notification from ELI of confirmed Cable-related interruption in service, failure, disrepair, impairment, or other need for repair, so that ELI or its Bonneville-approved subcontractor can make necessary repairs to the Cable provided such repairs are made in accordance with all current Bonneville and industry safety standards. Prudent Utility Practice shall govern all activities undertaken pursuant to this section 9(c)(4).

                  (5) To the extent the Cable has been maintained by Bonneville in accordance with section 9(a)(1), if the Cable's ability to transmit a signal degrades over time to a level reasonably unacceptable to either Party, the Parties will jointly determine the action to be taken and share any costs associated with the action, if any, on a pro rata basis based upon the ratio of ELI Fibers to total fibers in the Cable along the relevant Route.

         (e) Duty to Notify. Each Party shall use commercially reasonable efforts to provide timely information to the other Party (e.g., by telephone, electronic communication or in writing as appropriate) of all plans, activities and changes in condition that could affect the other Parties' operations or the safety of its personnel and contractors.

10.      REGENERATION HUTS

         (a) ELI shall have sole responsibility for the expense and acquisition of any property or utilities necessary for its equipment along the Route. If space is available at Bonneville substations, taking account of Bonneville's current and projected needs for space and ensuring no interference with Bonneville's other operations, such space shall be provided to ELI pursuant to the Regeneration Hut Site Lease Agreement form attached as Exhibit D.

         (b) Other than the Bonneville Facilities, ELI shall provide all components necessary for the operation of the ELI Fiber.

         (c) Bonneville shall provide to ELI updated versions of the "Bonneville Safety Requirements." ELI shall have responsibility, in consultation with the Bonneville representative assigned pursuant to section 9(c)(3), to comply with Bonneville Safety Requirements as in effect from time to time with regard to the installation and maintenance of ELI facilities on or about Bonneville Facilities. ELI shall bear the expense of its compliance with Bonneville Safety Requirements, as modified, including environmental-control procedures such as maintenance of the grounds around the Regeneration Huts and with other requirements imposed by\ governmental agencies other than BPA.

         (d) The License granted to ELI in Section 7 includes the right to use Bonneville's access roads to access all ELI Regeneration Huts; provided, however, that ELI shall use commercially reasonable efforts to ensure that heavy vehicles and other equipment being used on an access road do not impair its use by Bonneville. Access to the roads shall be limited to the times and frequency, as reasonably determined by ELI, required for maintenance and operation of the Regeneration Huts and equipment, and any repair and restoration activities pursuant to section 9. ELI shall, at ELI's expense, repair any damage to the access roads caused as a result of ELI use thereof.

11.      RIGHTS AND OBLIGATIONS CONCERNING THE CABLE

         (a) Permits. Bonneville shall acquire, at Bonneville's expense, all necessary regulatory and governmental permits and approvals with the exception of any permits and/or approvals that may be required for the ELI Regeneration Huts. Notwithstanding the foregoing, Bonneville shall, with ELI's cooperation and assistance, acquire all necessary National Environmental Policy Act (NEPA) permits for the Regeneration Huts pursuant to section 11(d), at Bonneville's expense, except for expenses related to mitigation activities as described in section 11(d). Nothing in this Agreement is intended to nor does it commit any agency of the United States, other than Bonneville, to take any action or to administer any law or regulation in any particular manner.

         (b) Taxes, Mechanic's Liens, and Encumbrances. ELI shall pay all taxes as well as all franchise fees and other fees and other obligations to third parties relating to ELI's use of fiber covered by the License granted pursuant to Section 7. ELI shall keep each Route free from all liens and encumbrances resulting from its performance of this Agreement. If ELI does not pay any taxes, fees or other obligations when such become due and payable, and such nonpayment results or may result in the imposition of a lien on, or encumbrance of, the Route, then Bonneville shall have the right, but not the obligation, to pay all amounts due and discharge such lien or encumbrance, upon thirty (30) calendar days prior written notice to ELI and charge the amount thereof to ELI. In the event Bonneville causes such liens or encumbrances to be discharged, ELI shall reimburse such amounts to Bonneville upon demand, together with interest thereon at the Interest Rate, accruing from the date that Bonneville makes payment discharging such liens or encumbrances until the date Bonneville receives full reimbursement from ELI. Such discharge by Bonneville shall not be construed to waive or release any defense ELI may have against the third party that placed the discharged lien or encumbrance, but any such defense ELI may have shall not affect Bonneville's right to reimbursement from ELI for the discharged lien or encumbrance. If requested in writing, Bonneville shall reasonably assist ELI in disputing or challenging any tax, lien, or fee.

         (c) Access to Local Landowners. Contacts made by ELI with local landowners adjacent to each Route, regarding activities on or related to Bonneville rights-of-way, shall be coordinated with Bonneville, as specified in the Detailed Restoration Plan. ELI may contact local landowners unilaterally regarding its activities on other property.

         (d) Environmental Compliance Activities. Bonneville shall be responsible for compliance with the Federal, state, and local laws and regulations pertaining to NEPA and related public involvement and information exchange relating to the actions of ELI under this Agreement. Bonneville shall acquire all necessary permits associated with any Cable operations, maintenance and construction along each Route. If any mitigation measures are required as part of the NEPA (including state and local requirements) compliance activities, these measures shall be undertaken by Bonneville at the sole cost of ELI provided, however, that ELI shall not be liable for the costs of any mitigation measures that Bonneville would have been required to undertake in the absence of this Agreement. All contacts with the local landowners related to NEPA compliance shall be performed by Bonneville-appointed representatives.

12.      MODIFICATION OF THE CABLE

         The Parties acknowledge that the Cable or a portion thereof may require relocation, modification, or replacement during the term of this Agreement. The cost of such relocation, modification or replacement shall be allocated as follows:

         (a) If requested by ELI for its operational purposes, ELI shall pay all such costs, provided, however, that Bonneville shall, in its sole discretion, determine whether such modification of the Cable may be accommodated considering Bonneville's own needs to provide economical and reliable electric transmission, Bonneville's own needs for communications capabilities, and Bonneville's provision of fiber and communications capabilities to others.

         (b) If requested by Bonneville due to requirements necessary to provide economical and reliable electric transmission, Bonneville's own needs for communications capabilities, or Bonneville's provision of fiber and communications capabilities to others, Bonneville shall be responsible for all such costs.

         (c) If the Cable must be relocated due to the final, non-appealable order of any court or governmental agency having jurisdiction, or because of a Force Majeure event, Bonneville shall, in consultation with ELI and other licensees of the fiber on the relevant Route, designate a new route for the Cable. The costs associated with such required relocation that are not paid by a third party, shall be allocated among the Parties and any other Licensees pro rata, based upon their respective numbers of fibers. If the Cable must be relocated pursuant to this Section 12(c), Bonneville and ELI shall work together to select contractors and materials to achieve the most timely and cost-effective relocation available in the market place given the Fiber Specifications and then-current Prudent Utility Practices.

13.      REPRESENTATIONS AND WARRANTIES

         (a)      ELI represents and warrants to Bonneville as follows:

                  (1) ELI has full power and authority to execute, deliver, and perform its obligations under this Agreement. The execution of this Agreement by ELI has been duly and validly authorized by all necessary action on the part of ELI. This Agreement is a legal, valid, and binding obligation of ELI enforceable against ELI in accordance with its terms. The execution and delivery of this Agreement by ELI and the performance of the terms, covenants, and conditions contained herein will not violate the articles of incorporation or bylaws of ELI or any applicable law or regulation or any order of any court or arbitrator, and will not conflict with and will not constitute a material breach of, or default under, the provisions of any contract by which ELI is bound. Except as otherwise stated herein, no approval, authorization, or other action by any governmental authority or filing with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery, and performance by ELI of this Agreement.

                  (2) There are no known actions, suits, or proceedings pending or overtly threatened against ELI before any court or administrative agency that would materially impair ELIs performance of its obligations under this Agreement.

                  (3) ELI has requested Bonneville to enter into this Agreement in reliance upon the Guaranty and that ELI is aware that, in light of prior disputes among the parties, Bonneville would not be willing to enter into this Agreement without the Guaranty or to permit this Agreement to remain in effect if the Guaranty were no longer available. ELI is also aware that Bonneville would not be willing to enter into this Agreement were ELI's obligation to make the payments under section 8(a) and (b) hereof subject to suspension or delay by reason of a dispute relation to Bonneville's performance of its obligations under this Agreement.

         (b)      Bonneville represents and warrants to ELI as follows:

                  (1) Bonneville has full power and authority to execute, deliver, and perform its obligations under this
                           Agreement. This Agreement constitutes a legal and valid obligation of Bonneville enforceable in accordance with its terms to the full extent provided by law.

                  (2) Upon execution of this Agreement, Bonneville warrants that there are no known conflicts with this Agreement and that neither execution and delivery of this
                           Agreement nor performance by Bonneville of its obligations hereunder constitutes a material breach of or a default under any constitutional provision, or any law or administrative regulation, or violate any judgment, decree, or other instrument, or any other contract related to the Route to which Bonneville is a Party or to which Bonneville or any of its property or assets is subject.

                  (3) Bonneville has sufficient interests in the real property along each Route to construct its Cable, carry out its obligations under this Agreement; allow ELI to access ELI Regeneration Huts and BPA Facilities; and allow ELI to provide all telecommunication services over ELI Fiber that are contemplated by the License granted in section 7.

                  (4) Compliance with the terms and conditions of this Agreement by ELI will not adversely affect the safe, efficient, or reliable operation of Bonneville's electric transmissions facilities.

         (c)      Materials Warranties.

                  (1) Except as otherwise specifically set forth in the representations, warranties, covenants and conditions of this Agreement, each Party makes no warranty to the other Party or to any other person or entity, whether express, implied or statutory, as to the installation, description, quality, merchantability, completeness or fitness for any purpose of any portion of the Cable or any, services, facilities or equipment provided hereunder or described herein, or as to any other matter, all of which warranties are hereby excluded and disclaimed.

                  (2) In procuring and obtaining materials, each Party shall use reasonable efforts to obtain from the vendors and suppliers, for the mutual benefit of itself and the other Party, warranties that such materials are:

                           (A) of the kind and quality described in the purchase order or supply contract;

                           (B) free of defects in workmanship, material, design and title;

                           (C) of good and merchantable quality; and where appropriate, fit for their intended purpose.

         (d) No Bonneville Warranty Concerning Route. Bonneville makes no representation or warranty whatsoever concerning the physical characteristics of the Route or ELI's economic or commercial prospects hereunder. ELI acknowledges that neither Bonneville nor any of Bonneville's officers, employees, representatives, contractors, or subcontractors or agents have made any such representation or warranty. Neither Bonneville nor ELI is entering into this Agreement in reliance upon any such representation or warranty. ELI's payment and other obligations hereunder are in no way contingent upon ELI's success or failure in marketing the ELI Fiber, or services based upon ELI fiber, to others.

14.      AUDIT PROCEDURES

         (a) Records. The Parties shall maintain true and correct sets of records, including accounting, billing and collection records, in connection with the performance of this Agreement and all transactions related thereto and shall retain all such records for a period of not less than three (3) years after such transaction or event or related time period.

         (b) Reimbursement of Costs. If Bonneville or ELI is entitled under this Agreement to be paid amounts determined in whole or in part on a reimbursement-of-costs basis, the costs to be reimbursed shall be only those reasonably necessary for that Party to perform the work in an efficient manner in accordance with the time schedule required.

         (c) Audit Rights. A Party from whom any reimbursement is required under this Agreement may, at its sole discretion and expense, request and with reasonable notice perform a complete audit of the records related to the requested reimbursement of the Party requesting reimbursement. In the event that the Parties agree that the amount of requested reimbursement is accurate, and that the demand for reimbursement is justified under this Agreement, then the nonauditing Party shall reimburse the auditing Party the agreed upon amount. In the event that the nonauditing Party disagrees with the results of the Party's audit and resolution is not reached between the Parties, the Parties agree to resolve the dispute pursuant to section 18 of this Agreement.

15.      Insurance

         (a) General. At all times during the term of this Agreement, ELI at its own cost and expense, shall procure, maintain in full force and effect, and pay for the insurance specified by this section 15.

         (b) Evidence Required. Within thirty (30) days of the Effective Date of this Agreement, ELI shall provide Bonneville with a certificate of insurance executed by an authorized representative of Qualified Insurers as described in section 15(d) evidencing that ELI has insurance in place that complies in all respects with this section, and that such insurance was effective as of the Effective Date.

         (c) Notice of Cancellation, Reduction, or Material Change in Coverage. Each policy shall include a provision requiring written notice by the insurer(s) to Bonneville not less than thirty (30) calendar days prior to cancellation, reduction, or material change in coverage. If insurance coverage is canceled, reduced, or materially changed, ELI shall, prior to the effective date of such cancellation, reduction, or material change, obtain and have in effect the coverage required under this section and provide to Bonneville prior to the noticed cancellation, reduction or material change date documentation evidencing the effectiveness of such coverage. ELI shall be responsible to the extent not caused by
                  Bonneville's negligence, for the costs of any damage, liability, or injury which are not otherwise covered by insurance.

         (d)      Qualifying   Insurers.   Policies   shall  be  issued  by  and
                  maintained in force with companies which hold a current policyholders alphabetic and financial size category rating of not less than "A-" according to Best's Insurance Report or a similar rating from another recognized rating agency.

         (e)      Insurance Required.

                  (1) Liability. Commercial general liability insurance for bodily injury (including death) and property damage shall provide limits of not less than $10 million per occurrence.

                  Coverage included shall be:

                           (A)  premises and operations;
                           (B)  broad form property damage;
                           (C)  products and completed operations;
                           (D)  blanket contractual liability;
                           (E)  personal injury liability;
                           (F)  cross-liability  and  severability of interests;
                                and
                           (G)  independent contractors liability.

                  (2) Business Automobile Liability Insurance. Business Automobile Liability Insurance for bodily injury (including death) and property damage shall provide total limits of not less than $2 million combined single limit per occurrence to all owned, non-owned, and hired vehicles.

                  (3) Workers' Compensation/Employer's Liability Insurance. Statutory Workers' Compensation and Employer's Liability Insurance for not less than $1 million per occurrence shall apply to employer's liability coverage for all employees engaged in services or operations under this Agreement. The policy shall include broad form all-States/other States coverage.

                  (4) All coverage identified above shall be endorsed to include the following:

                           (A) inclusion of Bonneville, its officers, representatives, agents, and employees as additional insureds in regard to services or

                           (B) operations performed in connection with this Agreement; and

                           (C) a stipulation that the insurance is primary insurance and that no insurance or self-insurance of Bonneville will be called upon to contribute to a loss.

         (f)      Special Provisions.

                  (1) Neither the foregoing specification of insurance requirements nor ELI's conformance with such requirements is intended to limit or qualify the liabilities and obligations otherwise assumed by ELI or Bonneville pursuant to this Agreement, including, but not limited to, the provisions concerning indemnification.

                  (2) Bonneville acknowledges and agrees that ELI may fulfill some insurance requirements contained in this section 15 by means of a formal self-insurance program of ELI or its parent corporation; provided, however, that self-insurance shall not in any way limit the potential liabilities assumed by ELI under this Agreement. Any self-insurance program must be first approved in writing by Bonneville, which approval shall not be unreasonably withheld or delayed.

16.      Default

         (a) Events of Default. If either Party is in breach or default of this Agreement ("Defaulting Party"), the other Party ("Nondefaulting Party") may notify in writing the Defaulting Party that it is in breach or default, such notice to be effective upon its receipt by the Defaulting Party. A copy of any notice of breach or default under section 8(a) or section 8(b) shall also be provided to Citizens Utilities Company. The following events shall constitute breach or default under this
                  Agreement:

                  (1) failure to make any payment when due hereunder, with the exception of payments that become payable to either Party during the period of any Force Majeure, but only when the event of Force Majeure results in a disruption of the banking system and a Party's physical inability to make such payment; provided, however, that the Party experiencing such Force Majeure shall immediately notify the other Party and make alternative arrangements that are agreeable to both Parties, but must in any case resume the regular schedule for making payments as soon as possible and pay any unpaid bills immediately upon the conclusion of any period of Force Majeure;

                  (2) failure to perform in any material respect any obligations required to be observed or performed hereunder;

                  (3) any representation or warranty made by one Party to the other herein proving incorrect in any material respect as of the date of the making thereof;

                  (4) the filing by ELI of a voluntary petition in bankruptcy, or a petition in bankruptcy filed against ELI that is not dismissed within sixty (60) days, or the adjudication of as bankrupt or insolvent, or the filing of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, custodian, liquidator, or similar official of ELI or any general assignment of ELI assets for the benefit of creditors;

                  (5) willful and material interference by one Party with the other Party's operations;

                  (6) failure to make, or arrange with the other Party for, full and timely repair of any damage to one Party's property or equipment caused as a result of the negligent or willful actions by the other Party; or

                  (7) acceptable alternative arrangements are not agreed to, or an acceptable letter of credit is not delivered, as contemplated and required by section 16 of the Guaranty.

          (b)     Remedies.

                  (1)      Defaulting Party's Right to Cure.

                           The Defaulting Party shall have the right to cure any breach or default under this Agreement (other than a default under section 16(a)(7)) within ten (10) calendar days after the receipt by the Defaulting Party of notification of such breach or default
                           (thirty (30) calendar days after the receipt of notification by both ELI and Citizens Utility Company of a default under section 8(a) and/or 8(b)).

                  (2) Nondefaulting Party's Remedies. Subject to sections 16(b)(3)(A) and (B), after the time allowed the Defaulting Party to cure any alleged breach or default has expired, then the Nondefaulting Party shall have the right to: (A) terminate this Agreement; (B) cure any breach or default of the Defaulting Party to preserve the Nondefaulting Party's rights that may be prejudiced as a result of such material breach or default; and (C) exercise and pursue cumulatively any and all other legal rights and remedies, available to it under this Agreement or applicable law.

                  (3)       Termination by Bonneville.

                           (A) In the event ELI fails to make any payment when due pursuant to sections 8(a) and (b), and such failure is not cured within the time specified in section 16(b)(1), notwithstanding that at such time there may be disputes between the parties relating to this Agreement and despite resolution procedures have commenced pursuant to section 18, this Agreement  shall  terminate
                                    at 12  midnight on the last day of the sixth
                                    (6th)  month  following  the  month in which
                                    such default occurred,  and ELI shall pay to
                                    Bonneville  the  Liquidation   Payment,   as
                                    defined below, within five (5) days of the end of the cure period specified in section 16(b)(1).

                           (B) If a default shall occur pursuant to section 16(a)(7), this Agreement shall terminate, without any requirement of notice, effective as of 12 midnight on December 31 of such year or 12 midnight on the last day of the sixth (6th) month following the month in which such default occurred, whichever is earlier.

                  (4) Liquidation Payment. In the event this Agreement is to be terminated pursuant to section 16(b)(3)(A), ELI shall pay to Bonneville on the date provided in section 16(b)(3)(A) as liquidated damages the sum of $20,000,000, which payment shall be Bonneville's sole and exclusive remedy (in addition to such termination) for a failure to make any payment when due pursuant to sections 8(a) and (b), but shall not in any way limit Bonneville's rights as provided in section 18(d) hereof. The Parties hereby acknowledge and agree that such amount represents a reasonable estimate of the revenues Bonneville would receive under this Agreement over the time that may be required for Bonneville, in the exercise of reasonable diligence, to License or otherwise re-market all Dark Fibers covered by this Agreement, and is not a penalty or forfeiture. The Parties further acknowledge and agree that Bonneville's damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient and that the liquidated-damage amount constitutes a reasonable approximation of the harm or loss that Bonneville would be expected to suffer upon termination of this Agreement for nonpayment of amounts due under sections 8(a) and (b) hereof and the risk of delay in licensing or otherwise re-marketing such Dark Fibers.

17.      Indemnification; Waiver of Damages

         (a)      Indemnification by ELI.

                  (1) To the extent allowed by law, ELI shall release and indemnify, defend, and hold harmless Bonneville and each of its officers, agents, representatives, subcontractors and employees (the "Bonneville Indemnitees") from and against any and all liabilities, losses, claims, demands and actions of any nature ("Claims") for injury to or death of a person, including an employee of ELI or a Bonneville Indemnitee, or for loss of or damage to property resulting directly or indirectly from ELI's performance or nonperformance of this Agreement, except to the extent that such Claim is the result of negligence or willful misconduct of a Bonneville Indemnitee.

                  (2) ELI shall indemnify and hold Bonneville harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or within any Regeneration Hut or along any Route, if ELI or its agent, contractor, employee, or invitee is responsible for the introduction of the Hazardous Material. This indemnity obligation includes, without limitation, any and all costs due to Hazardous Materials that flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater, prior to, on or after the Effective Date.

                  (3) If negligence or willful misconduct of a Bonneville Indemnitee has contributed to a Claim, ELI shall not be obligated to indemnify the Bonneville Indemnitees for the proportionate share of such Claims caused by such negligence or willful misconduct. Bonneville shall have the right, at its own cost, to retain counsel, to monitor, or participate in the defense of any Claim that is covered by ELI's indemnity hereunder. Bonneville shall reimburse ELI for that portion of a Claim determined or agreed to be caused by Bonneville's negligence or willful misconduct. Reimbursement shall be due to ELI thirty (30) calendar days after the determination or agreement with respect thereto, and shall bear interest at the Interest Rate from said date until the date of payment by Bonneville.

         (b)      Indemnification by Bonneville.

                  (1) To the extent allowed by law, Bonneville shall release and indemnify, defend, and hold harmless ELI and each of its directors, officers, agents, representatives, subcontractors, and employees (the "ELI Indemnitees") from and against any and all Claims as defined in section 17(a)(1) for injury to or death of a person, including an employee of Bonneville or an ELI Indemnitee, or for loss of or damage to property resulting directly or indirectly from Bonneville's performance or nonperformance of this Agreement, except to the extent that such Claim is the result of negligence or willful misconduct of an ELI Indemnitee.

                  (2) Bonneville shall indemnify and hold ELI harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or on any Bonneville Facility or Route, if Bonneville or its agent, contractor, employees, co-owner, or invitee is responsible for the introduction of the Hazardous Material. This indemnity obligation includes, without limitation, any and all costs due to Hazardous Materials that flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater, either prior to or after the Effective Date.

                  (3) If negligence or willful misconduct of an ELI Indemnitee has contributed to a Claim, Bonneville shall not be obligated to indemnify the ELI Indemnitees for the proportionate share of such Claims caused by such negligence or willful misconduct. ELI shall have the right, at its own cost, to retain counsel; to monitor, or participate in the defense of any Claim that is covered by Bonneville's indemnity hereunder. ELI shall reimburse Bonneville for that portion of a Claim determined or agreed to be caused by ELI's negligence or willful misconduct. Reimbursement shall be due to Bonneville thirty (30) calendar days after the determination or agreement with respect thereto, and shall bear interest at the Interest Rate from said date until the date of payment by ELI.

                  (4) Bonneville agrees to indemnify ELI against any claims of underlying landowners along the Route of damage to property resulting from Bonneville's construction and maintenance of the Cable.

         (c)      Waiver of Certain Damages.

                  Each Party hereby waives any right to consequential, incidental, special or indirect damages, or damages for lost profits or exemplary damages with respect to any claim arising out of or related to this Agreement provided that such waiver shall not be construed in any way to limit Bonneville's right to the Liquidation Payment as provided in section 16(b)(4). The Parties acknowledge that the foregoing waiver shall not prejudice the right of indemnity respecting any Claim under this section.

         (d) The provisions of this section shall survive the expiration or termination of this Agreement and until such time as all potential claims contemplated by this section have been precluded by operation of law.

18.      Dispute Resolution

         (a) Any controversy, claim, or other dispute of any kind between the Parties arising out of or relating to this Agreement or the alleged breach thereof, or out of performance under this Agreement ("the Dispute"), shall be subject to the dispute resolution process set forth in this section. If the Dispute is not resolved by the process set forth in section (b) below, then the Dispute shall be submitted to binding arbitration administered by the American Arbitration Association ("AAA") before a single, independent arbitrator selected by the parties in accordance with the then-effective AAA Complex Commercial Arbitration Rules ("AAA Rules"). Mediation or arbitration pursuant to this section shall take place in Portland, Oregon or Vancouver, Washington. The Parties shall continue performance of their respective obligations hereunder pending resolution of the Dispute, provided that the pendency of any Dispute shall not interfere with the termination of this Agreement pursuant to section 16(b)(3) or the requirement for a Liquidation Payment pursuant to section 16(4).

         (b) Upon request by either Party, a meeting shall be held between the Parties to attempt in good faith to negotiate a resolution of the Dispute. Such meeting shall be held within five (5) days after the Party asserting the Dispute has provided the other Party written notice thereof. The meeting shall be attended by individuals with decision-making authority regarding the Dispute. If, within five (5) calendar days after such meeting, the Parties have not succeeded in resolving the Dispute through good faith negotiation, then either Party may, within thirty (30) calendar days thereafter, serve written notice to the other Party and submit the Dispute to a mutually acceptable third-party mediator who has at least five (5) years experience with dispute resolution of complex commercial contracts. If the Dispute is not resolved by mediation within seven (7) days after completion of mediation sessions, then, within thirty (30) days of the completion of the mediation process and upon written notice from either Party to the other Party, either Party may initiate arbitration of the Dispute with the AAA.

         (c) Arbitration under this section shall proceed in accordance with the following procedures:

                  (1) The arbitration shall be governed by the then-effective AAA Rules and the Federal Arbitration
                           Act,  9   U.S.C.1,   et  seq.   Discovery  in  the
                           arbitration shall be governed by the then-effective Federal Rules of Civil Procedure.

                  (2) Under no circumstances shall either Party seek or be entitled to recover punitive damages as part of any arbitration award under this Agreement.

                  (3) The arbitrator shall apply Federal law, and in no circumstances shall the arbitrator apply a rule of decision or adopt a remedy that is inconsistent with the governing precedents of Federal law. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         (d)      In the event that ELI fails to make a payment  required  under section 8(a) and/or (b) of this Agreement, either prior to or during the course of an arbitration, the Parties' rights and the arbitrator's authority shall be subject to the following restrictions:

                  (1) Any claim by ELI asserting damages as a result of an alleged breach of this Agreement by Bonneville shall be limited in time and scope to damages directly incurred within the period between the date of such breach and the date of termination of this Agreement by Bonneville pursuant to section 16 of this
                           Agreement, and the arbitrator shall not have authority to entertain any claims by ELI for any damages other than those to which ELI has been limited by this provision, to award any damages inconsistent with this provision, or to impede , prevent or reverse the implementation of sections 16(b)(3) and (4) hereof.

                  (2) In the event that Bonneville recovers payments due from ELI through the Guaranty, Bonneville shall have no right to seek damages from ELI for those payments; provided, however, that Bonneville shall have the absolute right to pursue additional claims and damages against ELI not related to such payments, and arising under or relating to this Agreement. The recovery of any damages by Bonneville for claims other than for payments under section 8(a) and/or(b) of this Agreement shall not be limited or lessened by any recovery obtained by Bonneville under the Guaranty.

         (e) The parties specifically agree and intend that the pendency of any dispute shall not interfere with the obligation of ELI to make payments under section 8(a), 8(b) or 16(b)(4) or the termination of this Agreement pursuant to section 16(b)(3).

         (f) The Parties agree to share equally the costs of mediation and arbitration, including any mediator's fees, AAA administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings. At the discretion of the arbitrator, reasonable attorneys' fees may be awarded to the prevailing Party in any arbitration. Each Party's other costs and expenses shall be borne by the Party incurring them.

19.      General

         (a)      Force Majeure.

                  (1) As used in this Agreement, the term "Force Majeure" means acts of God (including but not limited to, earthquakes, fires, floods, windstorms, landslides, and ice storms); strikes, lockouts, or other labor disputes; acts of public enemy; acts of vandalism, wars, riots, and insurrection; epidemics; civil disturbances; explosions; train derailments; breakdown or failure of machinery, equipment, or facilities (excluding the Cable, Cable Accessories and Regeneration Huts); accidents to machinery, equipment, or facilities (excluding the Cable, Cable Accessories and Regeneration Huts), and delay in delivery of equipment to the extent such occurrences are beyond the reasonable control of the Party claiming Force Majeure; electrical disturbance originating in or transmitted through such Party's electrical system or equipment or any electrical system with which such Party's system or equipment is interconnected; and any other event, cause, or condition beyond the Party's reasonable control, which, by the exercise of reasonable diligence, prevents the Party claiming Force Majeure from performing its obligations under this Agreement.

                  (2) If either Party is unable to carry out its obligations under this Agreement as a result of an event, cause, or condition of Force Majeure, the Party claiming Force Majeure shall give notice and full particulars of such Force Majeure both by telephone and in writing to the other Party as soon as possible, but no later than three (3) calendar days from the beginning of the occurrence of the Force Majeure event, cause, or condition. Any obligations that such Party is unable to perform due to an event, cause, or condition of Force Majeure shall be suspended during the continuance of such event of Force Majeure, provided that the obligation to make payments shall only be suspended to the extent provided in section 16(a)(1). The Party claiming Force Majeure shall use best efforts to remedy and minimize the effects of such event of Force Majeure with all reasonable dispatch.

                  (3) Neither Party shall be liable under this Agreement for, or be considered to be in material breach or default under, this Agreement on account of any delay in or failure of performance due to Force Majeure unless specifically stated to the contrary in this Agreement.

                  (4) If Force Majeure prevents restoration or complete performance by Bonneville or ELI within one (1) year from the event of such Force Majeure, then the Party not claiming Force Majeure shall have the option to terminate this Agreement.

         (b) Notices. All notices and other communications under this Agreement shall be properly given only if made in writing; and

                  (1) mailed by certified mail, return receipt requested, postage prepaid; or

                  (2) delivered by facsimile transmission followed by certified mail to the Party or specified entity at the address or facsimile number set forth in this section or such other address or facsimile number as such Party or specified entity may designate by notice to the other Party. Such notices and other communications shall be effective on the date of receipt. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving Party or specified entity of which notice was not previously given to the sending Party or due to a refusal to accept by the receiving Party or specified entity, such notice or other communication shall be effective on the date delivery is attempted.

         If to Bonneville:

         The Bonneville Power Administration
         P.O. Box 491
         Vancouver, WA  98666-0491
         Attn:  Robert C. Lahmann - TM/DITT-2
         Telephone:  (360) 418-2092
         Fax:  (360) 418-8320

         If to ELI:

         Electric Lightwave, Inc.
         4400 NE 77th Avenue
         Vancouver, WA  98662
         Attn:    Leslie Brown, Vice President, Finance
         Telephone:  (360) 816-3312     Fax:  (360) 816-4425

         With a copy to:

         Electric Lightwave, Inc.

         4400 NE 77th Avenue
         Vancouver, WA  98662
         Attn:  General Counsel
         Telephone:  (360) 816-3725
         Fax:     (360) 816-3309

         If to Citizens Utility Company:

         Citizens Utilities Company
         3 High Ridge Park
         Stamford, CT 06905
         Facsimile No.: (203) 614-4625
         Attn: Chief Financial Officer


         with a copy to:

         Citizens Utilities Company
         3 High Ridge Park
         Stamford, CT 06905
         Facsimile No.: (203) 614-5047
         Attn:  Vice President, General Counsel

Names and addresses specified above may be changed through notice given in accordance with this provision.

         (c) Assignment. Neither Party shall assign this Agreement or any of its rights or obligations under this Agreement without prior written consent of the other Party, which consent may not be unreasonably withheld or delayed; provided, however, that ELI shall have a right to assign its rights and obligations under this Agreement to Citizens Utilities Company or its successors (collectively "Citizens") so long as Citizens guarantees ELI's payments under this Agreement pursuant to the Guaranty. For purposes of this provision a merger or consolidation of ELI, a sale of substantially all of the assets of ELI or a sale or other disposition by Citizens Utility Company of more than fifty percent (50%) of the voting securities of ELI shall be deemed to be an "assignment" of this Agreement requiring the consent of Bonneville, which consent shall not be unreasonably withheld or delayed. In the event that ELI sells, assigns, leases, subleases, or otherwise allows use of ELI's License under this Agreement, ELI or its assigned entity, shall continue to serve as a single point-of-contact to Bonneville for all activities relating to this Agreement. Nothing in this paragraph shall require Bonneville's consent to agreements entered into by ELI regarding any activity in the ordinary course of business permitted under the License.

         (d) Partial Invalidity. If any provision of this Agreement is determined by a proper court or government entity to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the performance of other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with Federal law.

         (f) Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The term "person" includes individuals, corporations, limited partnerships, partnerships, trusts, other legal entities, organizations, and associations, and any Government or governmental agency. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written."

         (g) Waivers. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving Party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other breach of this Agreement.

         (h) Confidentiality. If and to the extent any information or documents furnished by one Party to the other under this Agreement is confidential or proprietary to the furnishing Party, the receiving Party shall treat such information or documents as confidential and proprietary and shall take reasonable steps to protect against the unauthorized use or disclosure of such information or documents; provided, that such information and documents are conspicuously marked or otherwise clearly identified as confidential or proprietary when furnished; and provided, further, that this section 19(h) shall not apply to information or documents in the public domain or to information or documents required to be disclosed by any law, rule, regulation, order, or other requirement of any governmental authority having jurisdiction. If a request is received under the Freedom of Information Act, 5 U.S.C. 552, by Bonneville for such written information or documents, Bonneville shall promptly notify ELI of such request to accord ELI reasonable time within which to seek to enjoin any disclosure. Neither Party shall make initial public announcement of this Agreement or the transactions contemplated by this Agreement without the prior review by the other Party, unless such public announcement is necessary to comply with applicable law; provided, however, that this provision shall not apply to the regular marketing activities of either Party.

         (i) No Third-Party Beneficiaries. This Agreement creates rights and obligations only between the Parties hereto. The Parties hereto expressly do not intend to create any obligations or promise of performance to any other third person or entity nor have the Parties conferred any rights or remedy upon any third person or entity other than the Parties hereto, their respective successor or assigns to enforce this Agreement. ELI shall not make any representations to the contrary in any agreement with any third party.

         (j) Successors and Assigns. This Agreement is binding upon the Parties, and their respective successors and assigns.

         (k) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original agreement for all purposes, but both of which shall be considered one instrument and shall become a binding agreement when any one or more counterparts has been signed by each of the Parties.

         (l) Entire Agreement. This Agreement reflects the entire agreement of the Parties with respect to the License and supercedes all prior contracts (except to the extent the Parties have separately agreed to preserve any provisions of such prior contracts), discussions, negotiations, representations, conditions and other prior communications, whether oral or written, concerning the subject matter of this Agreement.

         (m) Advice of Counsel/Construction. Each of the Parties represents that in the execution of this Agreement, and the negotiations leading thereto, it has had the opportunity to consult legal counsel of its own selection, and that, prior to the execution of this Agreement by each Party, the Party's attorney reviewed this Agreement, suggested any desired changes and advised the Party with respect to the advisability of executing this Agreement. This Agreement shall be deemed to have been drafted by both Parties, and no rule of construction shall be applied against any Party as the drafter.

         (n) Headings. Titles and headings of sections or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.

         (o) Survival of Certain Provisions. Notwithstanding any other provisions of this Agreement, the obligations of the parties under sections 15 (to the extent of any claim arising with respect to the period prior to expiration or termination of this Agreement), 17, 18 and 19(h) shall survive the expiration or termination of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two counterparts.



ELECTRIC LIGHTWAVE, INC.                             UNITED STATES OF AMERICA
                                                     Department of Energy
                                                     Bonneville Power Administration

By:              /s/ Rudy J. Graf                    By:          /s/ Robert C. Lahmann
                 ---------------------------------                ------------------------------------

Name:            Rudy J. Graf                        Name:        Robert C. Lahmann
                 ---------------------------------                ------------------------------------
Print/Type                                           Print/Type

Title:           Chief Executive Officer             Title:       Transmission Account Executive
                 ---------------------------------                ------------------------------------

Date:            May 15, 2000                        Date:        May 15, 2000
                 ---------------------------------                ------------------------------------

                                      -28-

                                    EXHIBIT A
                                  SMF-28 CPC-6
                                 72 STRAND FIBER

             ROUTE DESCRIPTION - Keeler-Covington (Portland-Seattle)

The southern terminus of the route begins at BPA's Keeler Substation located eight (8) miles west of Portland. The cable is attached to the St. Johns-Keeler No. 2 wood pole line and deadends at St. Johns Substation located ten (10) miles northwest of Portland. The cable is then attached to the Ross-St. Jones No. 1 steel tower line, crosses the Columbia River and deadends at Ross Substation located twelve (12) miles north of Portland. Going north out of Ross Substation the cable is attached to the Ross-Lexington No. 1 steel tower line and deadends at Lexington substation located a few miles north of Longview. The cable is then attached to the Lexington-Longview No. 1 wood pole line that deadends at Longview substation located in the west part of Longview. The cable then is attached from a point two (2) miles north of Lexington out of Longview on the Longview-Chehalis No. 1 steel tower line and deadends at Chehalis substation located four (4) miles south of Chehalis. The cable then goes north out of Chehalis for eleven (11) miles on the Chehalis-Covington steel tower line and then is attached to the Paul-Allston No. 2 for the last three (3) miles going into Paul substation located three (3) miles northeast of Chehalis. The cable goes north out of Paul on the Paul-Satsop No. 1 steel tower line and deadends on the wood pole lines south of Olympia substation located in the southwest part of Olympia. The cable then goes west and north on the Olympia-Grand Coulee No. 1, the Olympia-White River No. 1 and the Chehalis-Covington No. 1 steel tower lines until it terminates at Covington substation. The total length of the route is approximately 192 miles and requires five (5) regeneration stations located near BPA facilities along the way.

                                   -1 of 11-

                ROUTE DESCRIPTION - Ross-Bell (Portland-Spokane)


                        ROSS-FRANKLIN FIBER ROUTE SEGMENT
                                  SMF/DS CPC-6
                                 36 STRAND FIBER

                                       i)



Ross Substation To North Bonneville Substation - 36.0 Miles

Dittmer Control Center

North Bonneville - Ross No. 2
   AFB 187 (37/2) To AFX 1 (1/1)

Hanford - Ostrander No. 1
   FY 703 (151/5)

Fiber Optic Wood Pole
   AMV 4 (1/1A)

Substation Dead End Structure
   Bay 11, 230 kV Switchyard
   North Bonneville Substation


North Bonneville Substation To Big Eddy Substation -
50.2 Miles

Substation Dead End Structure
   Bay 13, 230 kV Switchyard
   North Bonneville Substation

North Bonneville - Midway No. 1
   AS 1 (1/1) To HB 152 (29/2)

Fiber Optic Wood Pole Parallel to McNary - Ross No. 1
   AMV 5 (116/3) To AMV 88 (97/4A)

Spearfish Tap To Chenoweth - Goldendale No. 1
   4/3 To 1/1

Fiber Optic Wood Pole
   AMV 89 (2/4A) To AMV 90 (2/4B)

Big Eddy - Midway No. 1
   AN 5 (2/3) To AN 2 (1/2)

The Dalles Powerhouse - Big Eddy Switchyard Line No. 1
   EN 3 (1/3) To EN  4 (1/4)

Substation Dead End Structure
   Bay 10, 115 kV Switchyard
   Big Eddy Substation


                                   -2 of 11-

Big Eddy Substation To John Day Substation - 18.9 Miles

Substation Dead End Structure
   Bay 35, 230 kV Switchyard
   Big Eddy Substation

Fiber Optic Wood Pole
   AMV 130 (1/1) To AMV 131 (1/2)

Substation Dead End Structure
   Bay 9E, 500 kV Switchyard
   Big Eddy Substation

John Day - Big Eddy No. 2
   BG 79 (19/4) To BG 1 (1/1)

Substation Dead End Structure
   Bay 11 W, 500 kV Switchyard
   John Day Substation

John Day Substation To Slatt Substation - 30.3 Miles

Substation Dead End Structure
   Bay 6E, 500 kV Switchyard
   John Day Substation

Slatt - John Day No. 1
  CD 658 (31/1) To CD 521A (1/1)

Fiber Optic Wood Pole
   AMV 92 (46/1A)
   Slatt Substation

--------------------------------------------------------------------------------

Slatt Substation To McNary Substation - 45.5 Miles

Fiber Optic Wood Pole
   AMV 92 (46/1A)
   Slatt Substation

McNary - Slatt No. 1
   CD 520A (46/1) To CD 394 (19/5)

Fiber Optic Wood Pole
   AMV 94 (19/4A) To AMV 96 (19/4C)

McNary - Slatt No. 1
   CV 393 (19/3) To CD 312 (2/2)

Fiber Optic Wood Pole
   AMV 98 (2/1A)

McNary - Roundup No. 1
   TL 9 (2/8) To TL 1 (1/1)

Substation Dead End Structure
   Bay 10, 230 kV Switchyard
   McNary Substation

                                   -3 of 11-

McNary Substation To Franklin Substation - 26.5 Miles

Substation Dead End Structure
   Bay 2, 69 kV Switchyard
   McNary Substation

Fiber Optic Wood Pole
   AMV 99 (1/7A) To AMV 100 (1/7B)

McNary - Franklin No. 2
   SN 7 (1/7) To SN 149R (20/8)

Fiber Optic Wood Pole Parallel To McNary - Franklin No. 2
   AMV 101 (21/1) To AMV 119 (24/5)

McNary - Franklin No. 2
   Sh 4 (24/6) To ABH 1 (27/7)

Substation Dead End Structure
   Bay 5, 230 kV Switchyard
   Franklin Substation

                       FRANKLIN - BELL FIBER ROUTE SEGMENT
                                  SMF-28 CPC-6
                                 36 STRAND FIBER

Franklin Substation to Benton Substation - 21.0 Miles

Substation Dead End Structure
   Bay 9, 115 kV Switchyard
   Franklin Substation

Benton - Franklin No. 1
   UH 150 (21/13) To UH 1 (1/1)

Substation Dead End Structure
   Bay 5, 115 kV Switchyard
   Benton Substation



Benton Substation To Ashe Substation - 3.9 Miles

Substation Dead End Structure
   Bay 19, 230 kV Switchyard
   Benton Substation

Midway - Benton No. 2
   AFA 143 (29/6) To AFA 130 (27/4)

Lower Monumental - Ashe No. 1
   ACF 183 (39/2) To ACF 191 (40/5)

Substation Dead End Structure
   Bay 8, 500 kV Switchyard
   Ashe Substation

                                   -4 of 11-

Ashe Substation to Hanford Substation - 19.6 Miles

Midway - Benton No. 2
   AFA 130 (27/4) To AFA 74 (15/3)

Ashe - Hanford No. 1
   AAV 54 (11/3) To CA 261 (18/4)

Substation Dead End Structure
   Bay 4, 500 kV Switchyard
   Hanford Substation



Hanford Substation To Midway Substation - 14.3 Miles

Midway - Benton No. 2
   AFA 74 (15/3) To AFA 10 (2/3)

Midway Benton No. 1
   TV 11 (2/3) To TV 1 (1/1)

Substation Dead End Structure
   Bay 7, 115 kV Switchyard
   Midway Substation



Midway Substation To Moxee Substation - 34.0 Miles

Substation Dead End Structure
   Bay 4, 115 kV Switchyard
   Midway Substation

Midway - Moxee No. 1
   YC 1A (1/1) To YC 222 (34/8)

Substation Dead End Structure
   Bay 4, 115 kV Switchyard
   Moxee Substation



Moxee Substation To Schultz Substation - 40.0 Miles

Substation Dead End Structure
   Bay 9, 114 kV Switchyard
   Moxee Substation

Columbia - Moxee No. 1
   YD 1 (66/10) To FF 388A (26/5)

Substation Dead End Structure
   Bay 5W (26/4), 500 kV Switchyard
   Schultz Substation

                                   -5 of 11-

Schultz Substation To Columbia Substation - 26.0 Miles

Substation Dead End Structure
   Bay 5E (26/3), 500 kV Switchyard
   Schultz Substation

Columbia - Moxee No. 1
   FF 389A (26/2) To FF 442 (19/1)

Olympia - Grand Coulee No. 1
   AF 664 (137/5) To AF 736 (155/3)

Substation Dead End Structure
   Bay 17, 230 kV Switchyard
   Columbia Substation



Columbia Substation to Valhalla Substation - 5.4 Miles

Substation Dead End Structure
   Bay 5, 230 kV Switchyard
   Columbia Substation

Rocky Reach - Columbia No. 1
   AC 98 (21/3) To AC 79 (17/3)

Columbia - Valhalla No. 1
   NJ 34 (4/9) To NJ 47 (5/12)

Substation Dead End Structure
   Bay 5, 115 kV Switchyard
   Valhalla Substation



Valhalla Substation To Sickler Substation - 16.7 Miles

Rocky Reach - Columbia No. 1
   AC 79 (17/3) To AC 7 (2/2)

Sickler - Schultz No. 1
   DL 14 (2/1) To DL 10 (1/1)

Substation Dead End Structure
   Bay 3, 500 kV Switchyard
   Sickler Substation

                                   -6 of 11-

Sickler Substation To Chief Joseph Substation - 44.6 Miles

Substation Dead End Structure
   Bay 4, 500 kV Switchyard
   Sickler Substation

Chief Joseph - Sickler No. 1
   GU 221 (45/6) To GU 10 (2/3)

Grand Coulee - Chief Joseph No. 1
   FB 257 (33/1) To FB 261 (33/5)

Substation Dead End Structure
   Bay 10, 230 kV Switchyard
   Chief Joseph Substation



Chief Joseph Substation To Grand Coulee Substation - 31.7 Miles

Grand Coulee - Chief Joseph No. 1
   FB 257 (33/1) To FB 1R (1/1)

Substation Dead End Structure
   Bay Y25, 230 kV Switchyard
   Grand Coulee Substation



Grand Coulee Substation To Monroe Control Center - 82.9 Miles

Substation Dead End Structure
   Bay Y19, 230 kV Switchyard
   Grand Coulee Substation

Grand Coulee - Bell No. 5
   AH 14R (1/1) to AH 413 (82/4)

Grand Coulee - Bell
   ZC 717 (82/8) To ZC 729 (84/2)

Monroe Control Center


                                   -7 of 11-

              ROUTE DESCRIPTION - Bell-Covington (Spokane-Seattle)
                                  SMF-28 CPC-6
                                 72 STRAND FIBER
Bell To Covington (Southern Route)                 3/19/98
        Station or                   Line
      (Tower Ser. #)               Distance            Operational Line Name                  Comments
                                   (miles)
Bell
---------------------------- --------------------- ------------------------------ ----------------------------------
                             52                    Grand Coulee - Bell no. 2      115 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Creston
---------------------------- --------------------- ------------------------------ ----------------------------------
                             30                    Grand Coulee - Bell no. 2      115 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Grand Coulee
---------------------------- --------------------- ------------------------------ ----------------------------------
                             9                     Columbia - Grand Coulee no. 3  230 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 66/2
---------------------------- --------------------- ------------------------------ ----------------------------------
                             0                     Transition
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 66/1
---------------------------- --------------------- ------------------------------ ----------------------------------
                             21                    Columbia - Grand Coulee no. 1  230 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
St. Andrews (regen)
---------------------------- --------------------- ------------------------------ ----------------------------------
                             44                    Columbia - Grand Coulee no. 1
---------------------------- --------------------- ------------------------------ ----------------------------------
Columbia
---------------------------- --------------------- ------------------------------ ----------------------------------
                             26                    Olympia - Grand Coulee no. 1   230 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Schultz
---------------------------- --------------------- ------------------------------ ----------------------------------
                             38                    Olympia - Grand Coulee no. 1   287 kV (Dbl. Cir.)
---------------------------- --------------------- ------------------------------ ----------------------------------
Easton R.S. (regen)                                                               Splice at structure 92/2
---------------------------- --------------------- ------------------------------ ----------------------------------
                             2                     Olympia - Grand Coulee no. 1
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 90/3
---------------------------- --------------------- ------------------------------ ----------------------------------
                                   Transition
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 80/3
---------------------------- --------------------- ------------------------------ ----------------------------------
                             8                     Schultz - Raver no. 4          Stampede Pass
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 89/1
---------------------------- --------------------- ------------------------------ ----------------------------------
                                   Transition
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 81/5
---------------------------- --------------------- ------------------------------ ----------------------------------
                             11                    Olympia - Grand Coulee no. 1   287 kV (Dbl. Cir.)
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 70/6
---------------------------- --------------------- ------------------------------ ----------------------------------
                             0                     Transition
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 27/3
---------------------------- --------------------- ------------------------------ ----------------------------------
                             15                    Covington - Columbia no. 3     230 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 12/1
---------------------------- --------------------- ------------------------------ ----------------------------------
                             0                     Transition
---------------------------- --------------------- ------------------------------ ----------------------------------
Str. 4/1
---------------------------- --------------------- ------------------------------ ----------------------------------
                             3                     Raver - Echo Lake no. 1        500 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Raver
---------------------------- --------------------- ------------------------------ ----------------------------------
                             10                    Raver - Covington no. 2        500 kV
---------------------------- --------------------- ------------------------------ ----------------------------------
Covington
---------------------------- --------------------- ------------------------------ ----------------------------------
Total distance               268
---------------------------- --------------------- ------------------------------ ----------------------------------
Notes:
---------------------------- --------------------- ------------------------------ ----------------------------------
1.  All cable is 72 count.
---------------------------- --------------------- ------------------------------ ----------------------------------

                                   -8 of 11-

               ROUTE DESCRIPTION - Keeler-Alvey (Portland-Eugene)

                                  SMF-28 CPC-6
                                 72 STRAND FIBER

The northern origination point of the Route begins at Bonneville's Keeler Substation, located eight (8) miles west of Portland, Oregon. The Cable will be attached to the Keeler-Oregon City No. 2, 115-kV H-frame wood pole line running for a distance of approximately 21.4 miles to the Oregon City Substation. The Cable will then run from the Oregon City Substation a distance of approximately
0.7 miles on the Oregon City to Chemawa No. 2, 115-kV H-frame wood pole line to the 1/10 structure location. From the 1/10 structure, the Cable will traverse a distance of approximately 24.7 miles on the Big Eddy-Chemawa No. 1, 230-kV lattice steel tower line to the Chemawa Substation. The Cable will then run on the Chemawa-to-Salem No.1, 230-kV double circuit steel tube line for approximately 10.7 miles until it reaches the Salem Substation. From the Salem Substation, the Cable will then traverse a distance of approximately 23.9 miles to the Albany Substation on the Salem-to-Albany No.1, 115-kV H-frame wood pole line, encountering two river crossings on steel towers. From Albany Substation, the Cable will span a distance of approximately 39.8 miles to the Eugene Substation, traveling along the Albany-to-Eugene No. 1, 115-kV H-frame wood pole line, with one river crossing on steel towers. From a point near Eugene Substation, the Cable will run a distance of approximately five (5.0) miles on the Marion-Lane 500-kV lattice steel tower line to Lane Substation. From Lane Substation, the Cable will run a distance of approximately 13.4 miles on the Alvey-Lane 230-kV lattice steel tower line to the southern terminus of the Cable to be located at the Alvey Substation.

                                   -9 of 11-

--------------------------------------------------------------------------------
                             ROUTE DESCRIPTION - Ross-Malin (Portland-Malin)

                                  SMF-28 CPC 6
                                 72 STRAND FIBER

ROUTE DESCRIPTION
Station or (Tower               Line Distance                Line                         Comments
Serial No.)                     (miles)                      Name

------------------------------- ---------------------------- ---------------------------- ----------------------------
Ross
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                14.7                         North Bon. - Ross No. 1      From Ross to structure
                                                                                           AFX 113A
------------------------------- ---------------------------- ---------------------------- ----------------------------
(AFX 113A)                                                                                Line Transition
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                6.7                          North Bon.- Troutdale        From Structure
                                                             No. 2                        AFX 113A to Troutdale
------------------------------- ---------------------------- ---------------------------- ----------------------------
Troutdale
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                53.4                         Big Eddy-Troutdale No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Parkdale
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                24.0                         Big Eddy - Troutdale
                                                             No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Big Eddy
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                29.4                         Big Eddy - Redmond  No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Maupin
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                68.0                         Big Eddy - Redmond No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Redmond
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                15.1                         Redmond - Pilot Butte  No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Pilot Butte
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                29.6                         Pilot Butte - LaPine No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
LaPine
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                45.5                         LaPine - Fort Rock No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
(ALC 308)                                                                                 From LaPine to str. 46/3
                                                                                          (Serial No. ALC 308)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                0.1                                                       Line Transition
------------------------------- ---------------------------- ---------------------------- ----------------------------
(CG 406)                                                                                  Starting point on Grizzly
                                                                                          - Captain Jack (86/5)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                   -10 of 11-

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                1.5                          Grizzly - Captain Jack No.1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Fort Rock                                                                                 BPA Compensation Station
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                28.5                         Grizzly - Captain Jack No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Sycan
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                60.0                         Grizzly - Captain Jack No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Captain Jack
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                7.4                          Captain Jack - Malin  No. 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Malin
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total Miles =                   383.9
------------------------------- ---------------------------- ---------------------------- ----------------------------


               ROUTE DESCRIPTION - Eugene e-Bandon (Eugene-Bandon)
                                  SMF-28 CPC-6
                                 36 STRAND FIBER

The Route consists of a 36 count ADSS single-mode fiber optic cable from Alvey Substation in Eugene, Oregon, to Bandon Substation in Bandon, Oregon. The route will follow two of Bonneville's existing transmission lines. These lines are the Alvey-Fairview No. 1 230 kilovolt (kV) line and the Fairview-Bandon No. 1 115 kV line. The 230 kV line has steel towers along it for about fifteen (15) miles. The rest of the line is constructed of wood pole H-frame structures as well as the Fairview-Bandon line. The line begins at Alvey Substation and travels in a southwest direction through Bonneville's Reston Substation near Roseburg, Oregon. A Regenerator Building may be located on Bonneville property near Reston Substation. From Reston the line continues due west to Fairview Substation near Coquille, Oregon. This part of the line is located in some very rough terrain in the coast range. From Fairview Substation the cable route will follow the Fairview-Bandon 115 kV line in a southwest direction into Bandon Substation. This part of the route is still located in the rough terrain of the coast range.










                                   -11 of 11-

                                    EXHIBIT B
                              FIBER SPECIFICATIONS
                           CORNING(R) SMF-28(TM) CPC6
                            SINGLE-MODE OPTICAL FIBER


GENERAL

Corning(R)  SMF-28(TM)  single mode fiber is considered the  "standard"  optical fiber for telephony, cable television, submarine, and private network applications in the transmission of data, voice, and/or video services. Corning SMF-28 fiber is manufactured to the most demanding specifications in the industry.

SMF-28 fiber is optimized for use in the 1310 nm wavelength region. The information-carrying capacity of the fiber is at its highest in this transmission window, and it is also where dispersion is the lowest. SMF-28 fiber can also be effectively used in the 1550 nm wavelength region.

Corning's enhanced, dual layer acrylate CPC6 coating provides excellent fiber protection and is easy to work with. CPC6 can be mechanically stripped and has an outside diameter of 245 (micro)m. CPC6 is optimized for use in many single and multi-fiber cable designs including loose tube, ribbon, slotted core, and tight buffer cables.

SMF-28 fiber is manufactured using the Outside Vapor Deposition (OVD) process, which produces a totally synthetic, ultra-pure fiber. As a result, Corning SMF-28 has consistent geometric properties, high strength, and low attenuation. Corning SMF-28 fiber can be counted on to deliver excellent performance and high reliability, reel after reel.

FEATURES AND BENEFITS

* Versatility in 1310 nm and 1550 nm applications.
* Outstanding geometrical properties for low splice loss and high splice yields.
* OVD manufacturing reliability and product consistency.
* Optimized for use in ribbon, loose tube, and other common cable designs.

                                    -1 of 8-


OPTICAL SPECIFICATIONS

Attenuation

---------------------------------------------------  Point Discontinuity
Uncabled Fiber Attenuation Cells
----------------------- ----------------------------
                        Attenuation Cells            No point of discontinuity greater than 0.10 dB at either 1310 nm
                        (dB/km)                      or 1550 nm.
----------------------- ----------------------------
Wavelength (nm)         Standard
----------------------- ----------------------------
1310                    <= 0.40                      Attenuation at the Water Peak
----------------------- ----------------------------
1550                    <= 0.30                      The attenuation at 1383 +/- 3 nm shall not exceed 2.1 dB/km.
----------------------- ----------------------------


Attenuation vs. Wavelength
------------------- ------------------- ------------------
Range               Ref. (lambda)       Max Increase       <-    The attenuation in a given wavelength range does not
(nm)                (nm)                (alpha) (dB/km)          exceed the attenuation of the reference
------------------- ------------------- ------------------
1285-1330           1310                0.05                     wavelength ((lambda)) by more than the value (alpha).
------------------- ------------------- ------------------
1525-1575           1550                0.05
------------------- ------------------- ------------------


Attenuation With Bending
---------------- -------------- --------------- ------------------
Mandrel          Number of      Wavelength      Induced            <-    The induced attenuation due to fiber wrapped
Diameter         Turns          (nm)            Attenuation              around a mandrel of a specified
(mm)                                            (dB)                     diameter.
---------------- -------------- --------------- ------------------
32               1              1550            <= 0.50
---------------- -------------- --------------- ------------------
75               100            1310            <= 0.05
---------------- -------------- --------------- ------------------
75               100            1550            <= 0.10
---------------- -------------- --------------- ------------------

*    Cable Cutoff Wavelength ((lambda)ccf)         *              Mode-Field Diameter
     (lambda)ccf < 1260 nm                                          9.30 +/- 0.50 (mu)m at 1310 nm
                                                                  10.50 +/- 1.00 (mu)m at 1550 nm

*    Dispersion
     Zero Dispersion Wavelength ((lambda)o):  1301.5 nm <= (lambda)o <= 1321.5 nm

     Zero Dispersion Slope (So): <= 0.092 ps/(nm2 x km)

     Fiber Polarization Mode Dispersion Coefficient (PMD): <= 0.5 psec/square root km

                                    -2 of 8-


Dispersion Calculation
----------------------------------------------------------------------------------------------------------------------
Dispersion=D(lambda):approximately So/4 [(lambda)-(lambda)o to the 4th power/(lambda) to the 3rd power]ps/
(nm x km), for 1200 nm <=(lambda)<=1600 nm   (lambda)=Operating Wavelength
----------------------------------------------------------------------------------------------------------------------

ENVIRONMENTAL SPECIFICATIONS
                                          Induced Attenuation            Operating Temperature Range
Environmental Test Condition              (dB/km)                        -60(Degree)C to +85(Degree)C

----------------------------------------- ------------------------------

                                          1310 nm       1550 nm
----------------------------------------- ------------- ----------------
Temperature Dependence                    <= 0.05       <= 0.05
-60(Degree) to +85(Degree)C
----------------------------------------- ------------- ----------------
Temperature-Humidity Cycling              <= 0.05       <= 0.05
-10(Degree)C to +85(Degree)C, up to 98%
RH
----------------------------------------- ------------- ----------------
Water Immersion, 23(Degree)C              <= 0.05       <= 0.05
----------------------------------------- ------------- ----------------
Heat Aging, 85(Degree)C                   <= 0.05       <= 0.05
----------------------------------------- ------------- ----------------


DIMENSIONAL SPECIFICATIONS

Standard Length (km/reel):  2.2 - 25.0

Glass Geometry                                               Coating Geometry
Fiber Curl:  => 2.0 m radius of curvature                    Coating Diameter:  245 +/- 10 (mu)m
Cladding Diameter:  125.0 +/- 1.0 (mu)m                      Coating-Cladding Concentricity:  < 12 (mu)m
Core-Clad Concentricity:  <= 0.8 (mu)m
Cladding Non-Circularity: < 1.0%

Defined as: [1-(Min. Cladding Diameter/Max. Cladding Diameter)] x 100

                                    -3 of 8-

MECHANICAL SPECIFICATIONS

Proof Test:
The entire length of fiber is subjected to a tensile proof stress => 100 kpsi (0.7 GN/m2)

PERFORMANCE CHARACTERIZATIONS
Characterized parameters are typical values.

Core Diameter:                                            Refractive Index Difference:
8.3 (mu)m                                                 0.36%

Numerical Aperture:                                       Effective Group Index of Refraction (Neff):
0.13                                                      1.4675 at 1310 nm
NA was measured at the one percent power angle of a       1.4681 at 1550 nm
one-dimensional far-field scan at 1310 nm.

Zero Dispersion Wavelength ((lambda)o):                   Fatigue Resistance Parameter (nd):
1312 nm                                                   => 20

Zero Dispersion Slope (So):                               Coating Strip Force:
0.090 ps/(nm2okm)                                         Dry:  0.7 lbs. (3.2 N)
                                                          Wet:  14 days room temperature:  0.7 lbs. (3.2 N)

                                    -4 of 8-

                              FIBER SPECIFICATIONS
                           CORNING(R) SMF/DS(TM) CPC6
                  SINGLE-MODE DISPERSION-SHIFTED OPTICAL FIBER


GENERAL

Corning(R) SMF/DS(TM) single-mode fiber is designed for the requirements of long-haul and high capacity applications where 1550 nm systems offer reduced regeneration frequency, and use of Erbium-doped Fiber Amplifiers. Applications for this product include telephony, cable television, private network, and submarine systems where long-link spans and high data rates are required.

SMF/DS fiber is optimized for use in the 1550 nm wavelength region. With low dispersion in this operating window, fiber information-carrying capacity is at its highest. The patented segmented core design has achieved low dispersion attenuation, and bond loss at the 1550 operating wavelength.

Corning's enhanced, dual acrylate CPC6 coating provides excellent fiber protection and is easy to work with. CPC6 can be mechanically stripped and has an outside diameter of 245 (mu)m. CPC6 is optimized for use in many single and multi-fiber cable designs including loose tube, ribbon, slotted core, and tight buffer cables.

SMF/DS fiber is manufactured using the Outside Vapor Deposition (OVD) process, that produces a totally synthetic, ultra-pure fiber. As a result, Corning SMF/DS has consistent geometric properties, high strength and low attenuation. Corning SMF/DS fiber can be counted on to deliver excellent performance and high reliability reel after reel.

FEATURES AND BENEFITS

* Patented segmented core design provides low attenuation, dispersion, and bend loss at 1550 nm.
* Outstanding geometrical properties for low splice loss and high splice yields.
* OVD manufacturing reliability and product consistency.
* Optimized for use in loose tube, ribbon, and other common cable designs.

                                    -5 of 8-


OPTICAL SPECIFICATIONS

Attenuation
Attenuation Cell:                                    Point Discontinuity:
<=0.25 dB/km at 1550 nm                              No point discontinuity greater than 0.10 dB at 1550 nm.

Attenuation vs. Wavelength
----------------------------------------------------------
------------------- ------------------- ------------------
Range               Ref. (lambda)       Max Increase       <-    The attenuation in a given wavelength range does
(nm)                (nm)                (alpha) (dB/km)    not exceed the attenuation of the reference wavelength
                                                           ((lambda)) by more than the value (alpha).
------------------- ------------------- ------------------
1525-1575           1550                0.05
------------------- ------------------- ------------------



Attenuation With Bending
------------------------------------------------------------------
Mandrel          Number of      Wavelength      Induced            <- The induced attenuation due to fiber wrapped
Diameter         Turns          (nm)            Attenuation        around a mandrel of a specified diameter.
(mm)                                            (dB)
---------------- -------------- --------------- ------------------
32               1              1550            <= 0.50
---------------- -------------- --------------- ------------------
40               100            1550            <= 0.05
---------------- -------------- --------------- ------------------

*    Fiber Cutoff Wavelength ((lambda)cf)         *    Mode-Field Diameter
         1120 nm  </- (lambda)cf </- 1350 nm      8.10 +/- 0.65 (mu)m at 1550 nm


*    Cable Cutoff Wavelength ((lambda)ccf)
     (lambda)ccf < 1250 nm

*    Dispersion
     Zero Dispersion Wavelength ((lambda)o):  1535 nm <= (lambda)o <= 1565 nm

     Zero Dispersion Slope (So):  <= 0.085 ps/(nm2okm)

     Total Dispersion:  </- 2.7 ps/(nmokm) over the range 1525 to 1575



Dispersion Calculation

   Dispersion = D(????? So (? x ?o???ps/(nm x km)))  for 1500 nm <=? <= 1600 nm
   ?= Operating Wavelength

                                   -6 of 8 -

ENVIRONMENTAL SPECIFICATIONS


                                                 Induced Attenuation     Operating Temperature Range
Environmental Test Condition                     (dB/km)                 -60(Degree) C to +85(Degree) C

                                                 -----------------------
                                                 -----------------------
                                                 1550 nm
------------------------------------------------ -----------------------
------------------------------------------------ -----------------------
Temperature Dependence                           <= 0.03
-60(Degree) C to +85(Degree)C
------------------------------------------------ -----------------------
------------------------------------------------ -----------------------
Temperature-Humidity Cycling                     <= 0.05
-10(Degree)C to +85(Degree)C and 4% to 98% RH
------------------------------------------------ -----------------------
------------------------------------------------ -----------------------
Water Immersion, 23(Degree)C                     <= 0.05
------------------------------------------------ -----------------------
------------------------------------------------ -----------------------
Heat Aging, 85(Degree)C                          <= 0.05
------------------------------------------------ -----------------------



DIMENSIONAL SPECIFICATIONS

Standard Length (km/reel):  2.2 - 25.0

     Longer spliced lengths available at a premium.

Glass Geometry                                               Coating Geometry
     Fiber Curl:  => 2.0 m radius of                              Coating Diameter:  245 +/- 10 (mu)m
     Curvature
     Cladding Diameter:  125.0 +/- 1.0 (mu)m                      Coating Concentricity:  > 0.70
                                                                                          -
     Core-Clad Concentricity:  <= 1.0 (mu)m
     Cladding Non-Circularity: < 2.0%

                                                           Defined as:              Min. Coating Thickness
                                                                                    ---------------------------------
                                                                                    Max. Coating Thickness


                                    -7 of 8-

Defined as: [1-Min. Cladding Diameter/Max. Cladding Diameter] x 100

MECHANICAL SPECIFICATIONS

Proof Test:

The entire length of fiber is subjected to a tensile proof stress => 100 kpsi (0.7 GN/m2)*

         *Higher proof test available at a premium.

PERFORMANCE CHARACTERIZATIONS

Characterized parameters are typical values.

Attenuation at 1310 nm:                                      Refractive Index Difference:

     0.38 dB/km                                                   The refractive index difference between the
                                                                  peak of the core and the cladding is 0.9%, and
                                                                  the difference between the peak of the ring
                                                                  and the cladding is 0.3%.

Numerical Aperture:                                          Effective Group Index of Refraction (Neff):

0.17                                                              1.4718 at 1310 nm
     NA was measured at the one percent                           1.4711 at 1550 nm
     Power angle of a one-dimensional far-
     Field scan at 1550 nm.

Zero Dispersion Wavelength ((lambda)o):                      Fatigue Resistance Parameter (nd);
     1550 nm                                                      => 20

Zero Dispersion Slope (So):                                  Coating Strip Force:
     0.075 ps/(nm2xkm)                                            Dry: 0.7 lbs: (3.2 N)
                                                                  Wet, 14 days room temperature:  0.7 lbs. (3.2 N)




                                    -8 of 8-

                                    EXHIBIT C
                            DETAILED RESTORATION PLAN



The Detailed  Restoration Plans shall be attached and incorporated within thirty
(30) days from the Effective Date.




                                    -1 of 1

                              Lease No.___________
                              Tract No.___________

                                    EXHIBIT D
                              REGENERATOR HUT LEASE


This Exhibit D to the License Agreement constitutes the Lease for Regenerator Huts located on Property owned by the UNITED STATES of AMERICA, through the Bonneville Power Administration, Department of Energy. By and through this Exhibit the UNITED STATES of AMERICA, Department of Energy, Bonneville Power Administration (hereinafter called "Lessor"), does hereby, subject to existing rights, if any, of other parties, lease Electric Lightwave, Inc. (hereinafter called "Lessee"), the following described property (Property) LEGAL DESCRIPTION OF PROPERTY or PROPERTIES, more particularly shown in Attachment XX, attached and incorporated herein, subject to following covenants and conditions.

     1) Purpose. The Lessee shall use and occupy said Property for the sole and exclusive purpose of operating, repairing, replacing and maintaining a Regenerator Hut and shall be restricted to such use and include the following egresses;

          a) fiber cable buried from Lessee's shelter to vaults in which Lessee splices into Lessor's line cable; b) electrical cable from Lessee's shelter to electrical service location; c) telephone cable from Lessee's shelter to telephone service location; and d) fiber cable buried from Lessee's station to Lessee's customer(s).

          The Lessor shall use the Property for a Regeneration Hut, which is more particularly shown in the "as built" drawings that includes drawings of Lessee's cables on Lessor's property, in Attachment XX, attached and incorporated herein, located thereon, as part of the NAME OF PROJECT and for no other purpose. NOTE IF A SINGLE SITE, DELETE THE PHRASE AS PART OF THE NAME OF PROJECT. ALSO INCLUDE A DRAWING OF THE FACILITIES AND ATTACH AS AN EXHIBIT.

     2) Use of Equipment and Activities at the Site. Lessee shall maintain a distance of fifteen (15) feet between its equipment, including maintenance equipment, and the transmission line conductors. The Lessee shall limit the height of any bushes and shrubs used in landscaping to ten (10) feet. Lessee shall not connect any of its equipment, structures or fences, to the Lessor's fences. The Lessor shall have the right to cut any brush or shrubs of the Lessee that interfere with the Lessor access to and operation and maintenance of its facilities.

     3) Other Restrictions on Use of Property. Lessee's use of this Property shall exclude the following unless otherwise agreed to by the Lessor in writing:


                                    -1 of 5-

          a) Lessee shall not install towers, buildings, or other structures for cellular, PCS, digital, or analog radio communications of any type.

          b) Lessee shall not use the Property to store any waste or materials other than incidental test equipment or spare parts needed to maintain the integrity of the Lessee's fiber optic network. Such test equipment and spare parts shall be stored in the Lessee's building on the Property.

          c)   Lessor shall not use the Property for lodging persons.

     4) Modifications to the Lease or Property. This Lease may be modified to change the number or location of sites for the Regeneration Hut. Such modification shall be in writing. The parties may agree to add sites or delete sites from coverage of this Lease. If the parties agree to change the number of sites, the Lessor shall change the payment to reflect the different number of sites. Lessee shall provide design plans for approval prior to modification of the Property. Plans will include location of the proposed facility, and shall include measurements from BPA facilities such as substation fences, poles, transmission lines, etc. Also included in design plans shall be an electrical grounding plan for the Lessee facility. Lessee shall mark the as-built location of all buried cables, including fiber, electric, phone, etc. Marking will be such as to insure the location of the buried cable can be readily seen. The Lessee shall provide as-built drawings at a scale and accuracy so they can be readily incorporated into Lessor's records. Lessee may be requested to install additional conduits for future fiber needs to prevent the need to dig new trenches and to keep the underground fiber in designated areas. Lessor retains the unilateral right to require removal of a Regeneration Hut or Huts from any site or sites if in the Lessor's sole determination, the Lessor requires use of the site or sites. Lessor shall notify
          Lessee of Lessor's required use of the sites 180 days prior to removal. If removal is required by Lessor, the Lessor shall reimburse the Lessee for the reasonable expenses incurred to remove the Regeneration Hut and the associated machinery and equipment. If the modifications described in this paragraph reduce the number of sites to zero, this Lease shall be void.

     5) Term. This Lease shall become effective upon execution by the Lessor and the Lessee of both the License Agreement and this Exhibit to the License Agreement and shall continue so long as the Fiber License remains in effect and the Lessee continues to have Regeneration Huts located on Lessor's property related to the License.

     6) Lease Payment. For and in consideration of this Lease, Lessee shall pay to Lessor the sum of ___________________________________________
          DOLLARS ($ ) annually, monthly, one-time -payment (pick one). The payment under this Lease is in addition to any payments under the License Agreement unless specifically stated herein. The first payment is due upon signature of this Lease by both parties. Checks shall be made payable to Bonneville Power Administration and shall be mailed with a remittance copy of the invoice to Bonneville Power Administration (FRO), at P.O. Box 6040, Portland, Oregon 97228-6040. The check shall be marked with Lease No. _____________

                                    -2 of 5

     7) Late Payments. Payments not received within five (5) days of the due date will accrue interest at the rate of 18.25 percent per annum from the effective date of the Lease term until payment is received. A twenty-five dollar ($25) charge to cover costs incurred for processing and handling a delinquent account will also be assessed. If the payment is not paid within thirty (30) days after the due date, this Lease shall be subject to termination by the Lessor.

     8) Modifications to Property or Regeneration Huts. Lessee shall limit digging at the Property to that necessary for initial construction and subsequent maintenance and repair. Lessee shall make no other alterations or modifications in or to the Property or equipment and buildings located thereon without the prior written consent of Lessor.

     9) Posting Requirements. The Lessee shall post on or about the regeneration hut in a visible location that no digging shall be allowed in or around the Property. Such posting shall also state that no equipment or structures shall be connected to the Bonneville Power Administration fences.

     10) Condition of Property during the Lease. During the term of the Lease, Lessee shall not use or occupy the Property, or permit the same to be used or occupied, for any purpose which may endanger the safety of personnel at the site or may create a hazardous condition to the Lessor's equipment, including fire or otherwise. Nor shall the Lessee use or occupy the Property in a manner contrary to the provisions of the License Agreement.

     11) Termination. Lessor may terminate this Lease for any default or deviation by the Lessee of any provision contained herein or of any provision contained in the License Agreement. Lessee may terminate this Lease if the Property is no longer needed for operating, repairing, replacing and maintaining a Regenerator Hut. Any waiver by Lessor of any default(s) or deviation(s) shall not constitute a waiver of the right to terminate this Lease for any subsequent default or deviation. Termination of this Lease shall not relieve Lessee of any liabilities or responsibilities incurred prior to the date of the termination.

     12) Condition of Property upon Expiration or Termination of the Lease. Lessee shall leave the premises at the expiration of this Lease, or any renewal or extension thereof, in as good a condition as prior to this Lease. Also, except for Lessor's right to elect to retain fixtures at the termination of this Lease as provided in the License Agreement, Lessee shall remove all its equipment and building(s), and repair any damage to the Property to a condition satisfactory to Lessor caused by Lessee's equipment, building(s) or removal thereof. Any of Lessee's equipment or building(s) remaining on the Property thirty (30) days after the termination date of the Lease become the property of the Lessor and may be disposed of by Lessor, at Lessee's sole expense, in a manner that the Lessor deems appropriate. If Lessee fails to restore the Property to Lessor's satisfaction, Lessor may restore the Property to such condition at the Lessee's expense.

                                    -3 of 5-

     13) Weed Control. Lessee shall eradicate and control any noxious weeds or brush located within the Leased area as required by local, county, state, or federal law, as well as the cutting of all dry grasses, weeds, etc., determined by Lessor or the local fire-control officer to present a possible fire hazard. Lessee shall not store herbicides on the Property. Misuse or misapplication of herbicides by the Lessee that result in damage to human health or the environment shall be the responsibility of the Lessee. Should Lessee fail to adhere to a weed control program, Lessor, at its option, may authorize the work to be done and the Lessee shall pay for the work authorized. Such work will be authorized only after Lessor gives the Lessee seventy-two (72) hours to perform such work by giving notice of Lessee's failure.

     14) Subleasing and Assignment. Lessee is permitted to allow other users of fiber-optic cable installed by Lessor to co-locate on the Property however, Lessee shall not have the right to assign this Lease to others.

     15) Utilities and Other Services. This Lease includes the right to occupy the site for utilities and other services necessary to support the Regeneration Hut as long as those services are included in the "as built" drawing. Lessor shall pay for all water, gas, heat, light, power, telephone service and any other services supplied to the premise.

     16) Notices and Correspondence. All notices and correspondence required or permitted to be given under this Exhibit shall be in writing and shall be delivered personally, by courier service or express mail service, or by prepaid first class mail, addressed as follows:

          If to Lessor                                        If to Lessee

          The Bonneville Power Administration - TR-3         ________________
          Attention:  Manager, Real Property Services
          P.O. Box 3621                                      ________________
          Portland, OR  97208-3621
          (if by courier or express mail)
          905 N.E. 11th Avenue
          Portland, OR  97232

          All correspondence or notices pertaining to this Lease should reference Lease No. XXXXXX. Any notice or document shall be deemed to have been delivered when delivered in person or by courier or express mail service or three (3) business days after it has been deposited in the U.S. Mail, first class postage prepaid, addressed as specified above. Either party may change the address to which notice or documents shall be sent by giving notice of such a change to the other party.

     17)  Other Provisions:

          a) Lessee warrants that no person or selling agency has been employed or retained to solicit or secure this Lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, except bona fide established commercial or selling agencies maintained by Lessee for the purpose of securing business.

                                    -4 of 5-

          b) For breach or violation of this warrant, Lessor shall have the right to annul this Lease without liability.

          c) Lessee shall pay to the proper authority, when and as the same become due and payable, all assessments and similar charges, which, at any time during the term of this Lease, may be taxed, assessed, or imposed upon or against the Lessee with respect to or upon the Leased premises.

          d) Lessee shall not permit or take any action that would encumber title to the Property.

          e) Whenever an attorney, agent, or other person or corporation on behalf of the Lessee, executes the Lease the name of Lessee shall appear above the signature of the person signing.

     18) Headings. The headings contained in this Exhibit are used for the convenience and reference of the parties and do not limit the scope or intent of the clauses contained herein.

This Lease is hereby accepted and its terms agreed to this ___ day of _________, 2000.


UNITED STATES OF AMERICA
Bonneville Power Administration


By: ______________________________


ELECTRIC LIGHTWAVE, INC


By: ______________________________


                                    -5 of 5-

                                    EXHIBIT E
                          ACCEPTANCE TESTING STANDARDS
               (Applicable only to Alvey-Bandon portion of Route)

Bonneville shall meet the Acceptance Testing Standards set forth below. In the event Bonneville's performance requirements for its communications system requires Bonneville to exceed the standards and requirements specified in this Exhibit, Bonneville shall apply the higher standard.

Client Network Span and Final Acceptance Requirements:

     1. Design Criteria

     The number of cable splices at the time of original construction will be designed to maximize reel lengths between splices. Due to cable cuts, project changes and cable relocation, additional splices may be necessary and are allowed. The number of splices will be monitored to insure that attenuation and reflection tolerances are maintained.

     2. Construction

     Cable must be constructed in accordance with sound commercial practices. Bonneville requirements will in general be more stringent however. The National Electric Code shall be followed as a minimum.

     3. Typical Fiber Cable Information

     Single  mode  fiber   specifications  may  vary,  depending  on  the  fiber
     manufacturer. Typical concatenated levels of 0.40 dB per km @ 1310nm (for SMF-28) and 0.25 per km @ 1550nm (for SMF - 28 fibers and LEAF TM).

     4. Span Requirements

     Span loss measurements  must be performed using the two following  methods:
     OTDR (optical time domain reflectometer) and insertion loss (stabilized light source and power meter) measurement in each direction at 1550nm wavelength. Insertion loss testing will not be completed until Client fibers have been terminated at each site.

     (a) Maximum dB/km loss must not exceed 0.35 dB/km at 1550nm including splice losses.

                                    -1 of 2-

     (b) In no case shall a fiber show a point discontinuity greater than 0.1dB. Discontinuities (known as steps, splices, or attenuation non-uniformity's) shall be measured with an OTDR to determine the loss of the localized attenuation. The least squares fit method of measurement must be used to determine the magnitude of the loss of a point discontinuity.

     (c) Client shall provide Bonneville access to it's fiber termination panels at each hut on the route to perform these measurements.

     (d) Preliminary power meter testing consisting of a mechanical fiber coupler, stabilized light source and a power meter (to assure that no transposed fibers are spliced) may be completed within sixty (60) days of the completion of construction.

     (e) Test data including OTDR trace data in hard copy or electronic format must be submitted to Client within sixty (60) days of Bonneville's receipt of a written request for this data. This data will not be available until after construction is complete.

In the event the measured span values exceeds the calculated values, Bonneville will perform corrective maintenance as required to restore the Commercial Fiber to the tolerances noted in this exhibit.

5.   Splice Loss

         The bi-directional splice loss average shall be 0.10dB or less over the span. All splicing will be performed by the proprietor pursuant to the Fiber Lease Agreement. All fiber splicing must be fusion type.

6.   Compliance

         Client, at its discretion, may choose to physically monitor any or all testing associated with acceptance of the Commercial Fiber. If requested in writing test data including OTDR trace data in- hard copies or electronic form must be submitted to Client for review. Client has the option to waive any specifications and/or requirements listed in the technical specification criteria by providing written notice to Bonneville.

7. Key Optical Performance Characteristics Required For Single-Mode and LEAF Optical Cables

         Client fiber shall be Corning LEAF TM (see attachment) and a portion of Bonneville's fiber shall be Single Mode (see attachment).